                                                                      EXHIBIT 99



FOR IMMEDIATE RELEASE
Contact: MARK C. LAYTON                                               CRAIG MCDANIEL, APR
         President, Chief Executive Officer and                       Michael A. Burns & Associates
         Chief Operating Officer                                      (214) 521-8596
         or THOMAS J. MADDEN                                          cmcdaniel@mbapr.com
         Vice President - Finance and Chief Financial Officer
         Daisytek International Corporation
         (972) 881-4700
         mlayton@daisytek.com
         tmadden@daisytek.com

                DAISYTEK INTERNATIONAL REPORTS RECORD 3RD QUARTER
                           PFS/PFSWEB Grows Over 100%

PLANO, TEXAS (FEB. 03, 1999) - Daisytek International Corporation (Nasdaq:
DZTK), the world's leading wholesale distributor of consumable computer and office automation supplies, today reported record net sales and net income for the third quarter period ended December 31, 1998.

         "We are very pleased with our performance this past quarter," said Mark
C. Layton, president, chief executive officer and chief operating officer. "This marks Daisytek's 23rd consecutive quarter of record performance compared to year-ago quarters."

         Net sales for the third quarter of FY99 increased 20.9 percent to $225.5 million compared to previously reported revenues of $186.6 million for the third quarter of FY98. Third quarter FY99's operating income, excluding acquisition integration costs for The Tape Company, Inc., was $8.9 million, or
4.0 percent of net sales, compared to $7.3 million, or 3.9 percent of net sales, previously reported for the third quarter of FY98. Net income for the third quarter of FY99 was $4.9 million, up 19.3 percent over FY98's previously reported third quarter net income of $4.1 million. Diluted earnings per share for the third quarter of FY99 were $0.29 per share, excluding after-tax acquisition integration costs of $0.1 million, on 17.6 million shares, versus FY98's previously reported third quarter earnings per share of $0.29 per share on 14.3 million shares.

         Net sales for the nine months ended December 31, 1998, increased 24.0 percent to $668.2 million compared to previously reported revenues of $539.0 million for the same period of FY98. Operating income for the nine months ended December 31, 1998, excluding acquisition related costs for The Tape Company, Inc., was $28.1 million, or 4.2 percent of net sales, compared to $20.8 million, or 3.9 percent of net sales, previously reported for the same period of FY98. Pro forma net income for the nine months ended December 31, 1998, adjusted for acquisition related costs and certain income tax adjustments related to the acquisition of The Tape Company, was $15.5 million, up 31.1 percent over previously reported net income for the first nine months of FY98 of $11.8 million. Pro forma diluted earnings per share for the nine months ended December 31, 1998, were $0.89 per share, excluding after-tax acquisition integration costs of $0.2 million, on 17.7 million shares, versus $0.83 per share on 14.3 million shares for the same period of FY98.

         "Daisytek's performance this past quarter was led by a booming performance in our Priority Fulfillment Services (PFS) and PFSWEB divisions," said Layton. "These divisions provide end-to-end transaction management, including total e-commerce logistics solutions, primarily on a fee basis, to other companies. This past quarter PFS' fee equivalent revenue and operating profit grew more than 100 percent over the same period last year. We moved over $100 million of our clients' product this past quarter. Further, this past quarter and the first four weeks of this quarter, PFS secured 10 new deals, including new Web-based arrangements with Nokia, Exabyte and IBM, further expansion of our Tektronix relationship and additional expansion of the IBM relationships with the opening of PFS Europe.


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
DAISYTEK'S FISCAL YEAR 1999 THIRD QUARTER EARNINGS....PAGE 2


         "Our international computer supplies business posted another strong quarter of revenue growth," added Layton. "Revenue for this past quarter increased over 50 percent compared to the same period last year, in local currencies, and over 40 percent in U.S. dollars. Outstanding success in international markets has grown the division to now reflect over 27 percent of our total revenue. Although it is yet unclear, we have some concern over the recent devaluation of the Brazilian currency and its potential effect on our Latin American business. We continue to keep a close eye on the developments in this region.

         "Our tape division, focused on the wholesale distribution of professional-grade tape and film to the entertainment industry, is continuing to merge and evolve within our operational infrastructure," Layton said. "In January, we introduced the Memphis distribution capability into the network of sales offices in the tape division. Further, we began operating a central call center in Chicago that utilizes Daisytek's call-center management technology and expertise. When fully converted over the next few quarters, this new operational structure should decrease costs and increase operating profit percentage. As previously discussed, we recorded this past quarter a $0.2 million one-time expense related to these integration activities and expect to record the remaining $0.4 million of integration costs in the fourth quarter.

         "In the United States, our computer consumables business was soft, as we predicted," Layton added. "Our business with U.S. retailers, primarily office product superstores, declined in revenue compared to the same period last year. Other U.S. business with value-added resellers, contract stationers, and office product dealers grew in the low single digits. Overall growth in the United States was slightly worse than our projections.

         "In the U.S. this past quarter, we expanded our relationship with BPGI, the largest network of independent office product dealers in the United States," Layton also stated. "Further, we continue to see consumers demanding to buy computer consumables in different retail outlets. Our channel focus on drug, grocery and mass merchants continues to be strong. Both Walgreens and CVS, with Daisytek as their consumable supplies partner, have seen very good results from their initial foray into the product category. A significant contribution will take time, but the seeds are sprouting in this channel and we remain excited about its future potential. These activities and a strong pipeline of potential new business in the U.S. reinforce our belief that our growth objectives in the United States can be achieved.

         "On a group basis, we continue to target organic growth of 15 percent for both revenues and earnings in our next fiscal year," Layton stated. "Additional large PFS contracts and acquisitions could add to this target."

BACKGROUND: Daisytek is the world's leading distributor of computer and office automation supplies and accessories, such as inkjet and toner cartridges, diskettes and other data-storage media, copier and fax supplies, and printer ribbons. Serving more than 25,000 customer locations in over 50 countries, Daisytek distributes in excess of 10,000 consumable products from more than 150 manufacturers. Leading manufacturers Daisytek represents include Hewlett-Packard, Sony, Canon, Epson, Kodak, Okidata, Lexmark, IBM, Imation, Apple, Xerox, Panasonic, and Digital Equipment Corporation. Through its strategic alliance with FedEx, Daisytek provides next business day delivery throughout North America to its customers. Daisytek is headquartered in Plano, Texas, and maintains sales and distribution centers in Miami, Memphis, Mexico City, Singapore, Sydney, Toronto, and Vancouver.

Priority Fulfillment Services, Inc. is an international commerce solutions company. PFS delivers outsourced end-to-end transaction management and E-business solutions for corporate, high-volume and fast-growth companies in a wide range of industries. PFS and its subsidiaries represent customers worldwide through the Internet and with strategically located call centers and distribution facilities. PFSWEB provides E-business logistics solutions for Web-based E-tailers.


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
DAISYTEK'S FISCAL YEAR 1999 THIRD QUARTER EARNINGS....PAGE 3


This news release and more information about Daisytek and Priority Fulfillment Services are available at www.daisytek.com and www.pfsoutsourcing.com. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved

The matters discussed in this news release and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, general economic conditions, industry trends, integration of acquired business units, the dependence upon and/or loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, risk of international operations including exchange rate fluctuations and the regulatory and trade environment (both domestic and foreign). A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Prospectus dated March 26, 1998, and the Company's 10-K for the fiscal year ended March 31, 1998.

                          -FINANCIAL STATEMENTS FOLLOW-









                                     -more-

DAISYTEK'S FISCAL YEAR 1999 THIRD QUARTER EARNINGS....PAGE 4

DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

                                                                     Three Months Ended
                                                                        December 31,                     Three Months Ended
                                                                --------------------------                  December 31,
                                                                                 1997                          1997
                                                                   1998       Reported (1)     % Change     Restated (2)
                                                                ----------    ------------     --------  ------------------
Net sales                                                       $  225,507     $  186,586         20.9%      $  197,775
Cost of sales                                                      198,721        167,823                       176,407
                                                                ----------     ----------                    ----------
     Gross profit                                                   26,786         18,763         42.8%          21,368
Selling, general and administrative expenses                        17,877         11,508         55.3%          13,641
                                                                ----------     ----------                    ----------
     Income from operations before acquisition related costs         8,909          7,255         22.8%           7,727
Acquisition integration costs                                          197             --                            --
                                                                ----------     ----------                    ----------
     Income from operations                                          8,712          7,255         20.1%           7,727
Interest expense                                                       617            548                           681
                                                                ----------     ----------                    ----------
     Income before income taxes                                      8,095          6,707                         7,046
Provision for income taxes                                           3,159          2,569                         2,622
                                                                ----------     ----------                    ----------
     Net income                                                 $    4,936     $    4,138         19.3%      $    4,424
                                                                ==========     ==========                    ==========

Net income per common share:
     Basic                                                      $     0.29     $     0.30         -3.3%      $     0.30
     Diluted                                                    $     0.28     $     0.29         -3.5%      $     0.29

Pro forma data (3):
     Historical net income                                      $    4,936     $    4,138                    $    4,424
     Pro forma adjustments:
         Provision for income taxes                                     --             --                           (79)
                                                                ----------     ----------                    ----------
     Pro forma net income                                       $    4,936     $    4,138         19.3%      $    4,345
                                                                ==========     ==========                    ==========

     Pro forma net income per common share:
         Basic                                                  $     0.29     $     0.30         -3.3%      $     0.30
         Diluted                                                $     0.28     $     0.29         -3.5%      $     0.28

Weighted average common and common share equivalents
     outstanding:
         Basic                                                      17,140         13,632         25.7%          14,607
         Diluted                                                    17,572         14,308         22.8%          15,283

--------------------
(1) Results previously reported for Daisytek International Corporation prior to the acquisition of The Tape Company, Inc. during June 1998.
(2) Restated for pooling of interests to combine the results of operations of Daisytek and The Tape Company.
(3) The Tape Company included a business unit organized as a subchapter S corporation, whereby income taxes were paid individually by the owners. The pro forma provision for income tax adjustment is provided to reflect income tax under a corporate tax structure



                                     -more-

DAISYTEK'S FISCAL YEAR 1999 THIRD QUARTER EARNINGS....PAGE 5

DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

                                                                      Nine Months Ended
                                                                        December 31,                      Nine Months Ended
                                                                --------------------------                  December 31,
                                                                                   1997                          1997
                                                                    1998      Reported (1)     % Change     Restated (2)
                                                                ----------    ------------     ---------    ------------
Net sales                                                       $  668,247     $  538,966         24.0%      $  570,612
Cost of sales                                                      588,211        485,026                       509,295
                                                                ----------     ----------                    ----------
     Gross profit                                                   80,036         53,940         48.4%          61,317
Selling, general and administrative expenses                        51,970         33,143         56.8%          39,257
                                                                ----------     ----------                    ----------
     Income from operations before acquisition related costs        28,066         20,797         35.0%          22,060
Acquisition and acquisition integration costs                          732             --                            --
                                                                ----------     ----------                    ----------
     Income from operations                                         27,334         20,797         31.4%          22,060
Interest expense                                                     2,258          1,619                         1,927
                                                                ----------     ----------                    ----------
     Income before income taxes                                     25,076         19,178                        20,133
Provision for income taxes                                           9,511          7,342                         7,462
                                                                ----------     ----------                    ----------
     Net income                                                 $   15,565     $   11,836         31.5%      $   12,671
                                                                ==========     ==========                    ==========

Net income per common share:
     Basic                                                      $     0.91     $     0.87          4.6%      $     0.87
     Diluted                                                    $     0.88     $     0.83          6.0%      $     0.83

Pro forma data (3):
     Historical net income                                      $   15,565     $   11,836                    $   12,671
     Pro forma adjustments:
         Provision for income taxes                                   (291)            --                          (253)
         Acquisition related costs, net of tax                         246             --                            --
                                                                ----------     ----------                    ----------
     Pro forma net income                                       $   15,520     $   11,836         31.1%      $   12,418
                                                                ==========     ==========                    ==========

     Pro forma net income per common share:
         Basic                                                  $     0.91     $     0.87          4.6%      $     0.86
         Diluted                                                $     0.88     $     0.83          6.0%      $     0.82

Weighted average common and common share equivalents
     outstanding:
         Basic                                                      17,083         13,530         26.3%          14,505
         Diluted                                                    17,734         14,260         24.4%          15,235

--------------------
(1) Results previously reported for Daisytek International Corporation prior to the acquisition of The Tape Company, Inc. during June 1998.
(2) Restated for pooling of interests to combine the results of operations of Daisytek and The Tape Company.
(3) Pro forma data includes the following adjustments: (a) The Tape Company included a business unit organized as a subchapter S corporation, whereby income taxes were paid individually by the owners. The pro forma provision for income tax adjustment is provided to reflect income tax under a corporate tax structure. (b) Daisytek incurred various acquisition related accounting, legal and other costs applicable to the acquisition of The Tape Company and acquisition integration costs. The pro forma adjustment for acquisition related costs, net of tax, excludes such costs from pro forma net income for the nine months ended December 31, 1998.


                                     -more-

DAISYTEK'S FISCAL YEAR 1999 THIRD QUARTER EARNINGS....PAGE 6

DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEET DATA
(In Thousands)

                                                                                                      Reported           Restated
                                                                               December 31,           March 31,          March 31,
                                                                                   1998               1998 (1)           1998 (2)
                                                                               ------------         ------------        -----------
Trade accounts receivable, net                                                  $  127,237          $   122,621         $  127,563
Inventories, net excluding Priority Fulfillment Services Division               $   80,977          $    78,060         $   81,956
Inventories, Priority Fulfillment Services Division                             $   34,359          $    11,634         $   11,634
Trade accounts payable                                                          $   86,905          $    83,787         $   87,390
Long-term debt, less current portion                                            $   41,043          $    12,655         $   16,916
Shareholders' equity                                                            $  153,615          $   139,370         $  137,731

---------------
(1) Financial position previously reported for Daisytek prior to the acquisition of The Tape Company during June 1998.

(2) Restated for pooling of interests to combine the financial position of Daisytek and The Tape Company.


                                      -###-